As filed with the Securities and Exchange Commission on October 9, 2008.
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Sanderson Farms, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Mississippi	64-0615843
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

127 Flynt Road
Laurel, Mississippi 39443
(601) 649-4030
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

D. Michael Cockrell
Treasurer and Chief Financial Officer
127 Flynt Road
Laurel, Mississippi 39443
(601) 649-4030
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Louis Y. Fishman, Esq.
Maureen Brennan Gershanik, Esq.
Fishman Haygood Phelps
Walmsley Willis & Swanson, L.L.P.
201 St. Charles Avenue, 46th Floor
New Orleans, Louisiana 70170
(504) 586-5252

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering Price per	Aggregate	Registration
Securities to be Registered	to be Registered	Unit	Offering Price	Fee
Common Stock, par value $1.00 per share(1)
Preferred Stock(1)(2)
Total	N/A	N/A	$1,000,000,000(3)(4)	$39,300(4)

(1)	This registration statement covers an indeterminate amount of common stock and preferred stock of Sanderson Farms, Inc., as may from time to time be issued at indeterminate prices. The securities registered hereunder will not have an aggregate offering price which exceeds $1,000,000,000 or the equivalent in any other currency, currency unit or units, or composite currency or currencies.

(2)	This registration statement also includes such indeterminate number of shares of common stock as may be issued upon conversion of the preferred stock being registered.

(3)	Rule 457(o) permits the registration statement fee to be calculated on the basis of the maximum offering price of all of the securities listed. Therefore, the table does not specify information as to the amount to be registered by each class or the proposed maximum offering price per security.

(4)	No separate consideration will be received for the common stock issuable upon conversion of the preferred stock being registered.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 9, 2008

PROSPECTUS
$1,000,000,000

Common Stock
Preferred Stock

We may offer and sell from time to time shares of common stock or preferred stock. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more offerings.

We will provide the specific terms of the securities in supplements to this prospectus each time we make an offering. The aggregate initial offering price of the securities that we will offer will not exceed $1,000,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings.

We may sell these securities directly or through agents, underwriters or dealers, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplements will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering.

We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, which will describe the specific terms of these securities, before you make your investment decision.

Investing in these securities involves certain risks. Please read carefully the section entitled “Risk Factors” beginning on page 1 of this prospectus.

Our common stock is traded on the Nasdaq Stock Market under the symbol “SAFM.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2008.

You should rely only on the information contained in or incorporated by reference in this prospectus or any related prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms “Sanderson Farms,” “the Company,” “we,” “us” and “our” refer to Sanderson Farms, Inc. and its subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before deciding to invest in any of the securities being offered.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

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RISK FACTORS

Your investment in our securities involves risks.  You should carefully consider the risks described below, in addition to the other information and risk factors contained in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement, including any risk factors contained in any annual report on Form 10-K incorporated by reference, before deciding whether an investment in our securities is appropriate for you.

Industry cyclicality can affect our earnings, especially due to fluctuations in commodity prices of feed ingredients, chicken and alternative proteins.

Profitability in the poultry industry is materially affected by the commodity prices of feed ingredients, chicken and, to a lesser extent, alternative proteins. These prices are determined by supply and demand factors. As a result, the poultry industry is subject to wide fluctuations that are called cycles. Typically we do well when chicken prices are high and feed prices are low. We do less well, and sometimes have losses, when chicken prices are low and feed prices are high. It is very difficult to predict when these cycles will occur. All we can safely predict is that they do and will occur.

Various factors can affect the supply of corn and soybean meal, which are the primary ingredients of the feed we use. In particular, global weather patterns, the global level of supply inventories and demand for feed ingredients, currency fluctuations and the agricultural and energy policies of the United States and foreign governments all affect the supply of feed ingredients. Weather patterns often change agricultural conditions in an unpredictable manner. A sudden and significant change in weather patterns could affect supplies of feed ingredients, as well as both the industry’s and our ability to obtain feed ingredients, grow chickens or deliver products. More recently, demand for corn from ethanol producers has resulted in sharply higher costs for corn and other grains. Increases in the prices of feed ingredients will result in increases in raw material costs and operating costs. Because our chicken prices are related to the commodity prices of chickens, we typically are not able to increase our product prices to offset these increased grain costs. We periodically enter into contracts to purchase feed ingredients at current prices for future delivery to manage our feed ingredient costs. This practice reduces but does not eliminate the risk of increased operating costs from commodity price increases.

Processed food and poultry inventories, and inventories of feed, eggs, medication, packaging supplies and live chickens, are stated on our balance sheet at the lower of cost (first-in, first-out method) or market. Our cost of sales is calculated during a period by adding the value of our inventories at the beginning of the period to the cost of growing, processing and distributing products produced during the period and subtracting the value of our inventories at the end of the period. If the market prices of our inventories are below the accumulated cost of those inventories at the end of a period, we would record adjustments to write down the carrying value of the inventory from cost to market value. These write-downs would directly increase our cost of sales by the amount of the write-downs. This risk is greatest when the costs of feed ingredients are high and the market value for finished poultry products is declining. Any adjustments that we make could be material, and could materially adversely affect our financial condition and results of operations.

Outbreaks of avian disease, such as avian influenza, or the perception that outbreaks may occur, can significantly restrict our ability to conduct our operations.

We take reasonable precautions to ensure that our flocks are healthy and that our processing plants and other facilities operate in a sanitary and environmentally sound manner. Nevertheless, events beyond our control, such as the outbreak of avian disease, even if it does not affect our flocks, could significantly restrict our ability to conduct our operations or our sales. An outbreak of disease could result in governmental restrictions on the import and export of fresh and frozen chicken, including our chicken products, or other products to or from our suppliers, facilities or customers, or require us to destroy one or more of our flocks. This could result in the cancellation of orders by our customers and create adverse publicity that may have a material adverse effect on our business, reputation and prospects. In addition, world wide fears about avian disease, such as avian influenza, has, in the past depressed demand for fresh and frozen chicken, which adversely impacted our sales.

Over the last few years there has been substantial publicity regarding a highly pathogenic strain of avian influenza, known as H5N1, which has affected Asia since 2002 and which has been found in Europe, Africa and the Middle East. It is widely believed that H5N1 is spread by migratory birds, such as ducks and geese. There have also been some cases where a highly pathogenic strain of H5N1 is believed to have passed from birds to humans as humans came into contact with live birds that were infected with the disease.

Although the highly pathogenic H5N1 strain has not been identified in North America, there have been outbreaks of low pathogenic strains of avian influenza in commercial broilers in North America, including in the U.S. and Mexico. In addition, low pathogenic strains of the avian influenza virus were detected in wild birds in the United States in 2006. Although these low pathogenic outbreaks have not generated the same level of concern, or received the same level of publicity or been accompanied by the same reduction in demand for poultry products in certain countries as that associated with the highly pathogenic H5N1 strain, they have nevertheless impacted our sales. Accordingly, even if the highly pathogenic strain of H5N1 does not spread to North America, we cannot assure you that it will not materially adversely affect domestic or international demand for poultry produced in North America, and, if it were to spread to North America, we cannot assure you that it would not significantly affect our operations or the demand for our products, in each case in a manner having a material adverse effect on our business, reputation or prospects.

A decrease in demand for our products in the export markets could materially and adversely affect our results of operations.

We export frozen chicken products overseas to Russia and other former Soviet countries, China and Mexico, among other countries. Any disruption to the export markets, such as trade embargos, import bans or quotas could materially impact our sales or create an over supply of chicken in the United States. This, in turn, could cause domestic poultry prices to decline. Any quotas or bans in the future could materially and adversely affect our sales and our results of operations.

Competition in the poultry industry with other poultry companies, especially companies with greater resources, may make us unable to compete successfully in these industries, which could adversely affect our business.

The poultry industry is highly competitive. Some of our competitors have greater financial and marketing resources than we have.

In general, the competitive factors in the U.S. poultry industry include:

•	price;

•	product quality;

•	brand identification;

•	breadth of product line and

•	customer service.

Competitive factors vary by major market. In the foodservice market, competition is based on consistent quality, product development, service and price. In the U.S. retail market, we believe that competition is based on product quality, brand awareness, price and customer service. Our success depends in part on our ability to manage costs and be efficient in the highly competitive poultry industry.

The loss of our major customers could have a material adverse effect on our results of operations.

Our sales to our top ten customers represented 47.6% of our net sales during the 2007 fiscal year. Our non-chill pack customers, with whom we generally do not have long-term contracts, could significantly reduce or cease their purchases from us with little or no advance notice, which could materially and adversely affect our sales and results of operations.

We must identify changing consumer preferences and develop and offer food products to meet their preferences.

Consumer preferences evolve over time and the success of our food products depends on our ability to identify the tastes and dietary habits of consumers and to offer products that appeal to their preferences. We introduce new products and improved products from time to time and incur significant development and marketing cost. If our products fail to meet consumer preference, then our strategy to grow sales and profits with new products will be less successful.

Inclement weather, such as excessive heat or storms, could hurt our flocks, which could in turn have a material adverse affect on our results of operations.

Extreme weather in the Gulf South region where we operate, such as excessive heat, hurricanes or other storms, could impair the health or growth of our flocks or interfere with our hatching, production or shipping operations due to power outages, fuel shortages, damage to infrastructure, or disruption of shipping channels, among other things. Any of these factors could materially and adversely affect our results of operations.

We rely heavily on the services of key personnel.

We depend substantially on the leadership of a small number of executive officers and other key employees. We do not have employment agreements with these persons and they would not be bound by non-competition agreements or non-solicitation agreements if they were to leave us. The loss of the services of these persons could have a material adverse effect on our business, results of operations and financial condition.

We depend on the availability of, and good relations with, our employees and contract growers.

We have approximately 10,419 employees, 3,575 of which are covered by collective bargaining agreements or are members of labor unions. In addition, we contract with over 725 independent farms in Mississippi, Texas and Georgia for the grow-out of our breeder and broiler stock and the production of broiler eggs. Our operations depend on the availability of labor and contract growers and maintaining good relations with these persons and with labor unions. If we fail to maintain good relations with our employees or with the unions, we may experience labor strikes or work stoppages. If we do not attract and maintain contracts with our growers, our production operations could be negatively impacted.

Changes in immigration legislation and enforcement could effect our business.

Immigration reform continues to attract significant attention in the public arena and the United States Congress. If new immigration legislation is enacted at the federal level or in states in which we do business, such legislation may contain provisions that could make it more difficult or costly for us to hire United States citizens and/or legal immigrant workers. In such case, we may incur additional costs to run our business or may have to change the way we conduct our operations, either of which could have a material adverse effect on our business, operating results and financial condition. Also, despite our past and continuing efforts to hire only United States citizens and/or persons legally authorized to work in the United States, increased enforcement efforts with respect to existing immigration laws by governmental authorities may disrupt a portion or our workforce or our operations at one or more of our facilities, thereby negatively impacting our business.

If our poultry products become contaminated, we may be subject to product liability claims and product recalls.

Poultry products may be subject to contamination by disease-producing organisms, or pathogens, such as Listeria monocytogenes, Salmonella and generic E. coli. These pathogens are generally found in the environment and, as a result, there is a risk that they, as a result of food processing, could be present in our processed poultry products. These pathogens can also be introduced as a result of improper handling by our customers, consumers or third parties after we have shipped the products. We control these risks through careful processing and testing of our finished product, but we cannot entirely eliminate them. We have little, if any, control over proper handling once the product has been shipped. Nevertheless, contamination that results from improper handling by our customers, consumers or third parties, or tampering with our products by those persons, may be blamed on us. Any publicity regarding product contamination or resulting illness or death could adversely affect us even if we did not cause the contamination and could have a material adverse effect on our business, reputation and future prospects. We could be required to recall our products if they are contaminated or damaged and product liability claims could be asserted against us.

We are exposed to risks relating to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate.

Our business operations entail a number of risks, including risks relating to product liability claims, product recalls, property damage and injuries to persons. We currently maintain insurance with respect to certain of these risks, including product liability and recall insurance, property insurance, workers compensation insurance and general liability insurance, but in many cases such insurance is expensive and difficult to obtain. We cannot assure you that we can maintain on reasonable terms sufficient coverage to protect us against losses due to any of these events.

We would be adversely affected if we expand our business by acquiring other businesses or by building new processing plants, but fail to successfully integrate the acquired business or run a new plant efficiently.

We regularly evaluate expansion opportunities such as acquiring other businesses or building new processing plants. Significant expansion involves risks such as additional debt and integrating the acquired business or new plant into our operations. In evaluating expansion opportunities, we carefully consider the effect that financing the opportunity will have on our financial condition. Successful expansion depends on our ability to integrate the acquired business or efficiently run the new plant. If we are unable to do this, expansion could adversely affect our operations, financial results and prospects.

Governmental regulation is a constant factor affecting our business.

The poultry industry is subject to federal, state, local and foreign governmental regulation relating to the processing, packaging, storage, distribution, advertising, labeling, quality and safety of food products. Unknown matters, new laws and regulations, or stricter interpretations of existing laws or regulations may materially affect our business or operations in the future. Our failure to comply with applicable laws and regulations could subject us to administrative penalties and civil remedies, including fines, injunctions and recalls of our products. Our operations are also subject to extensive and increasingly stringent regulations administered by the Environmental Protection Agency, which pertain to the discharge of materials into the environment and the handling and disposition of wastes. Failure to comply with these regulations can have serious consequences, including civil and administrative penalties and negative publicity.

Our stock price may be volatile.

The market price of our common stock could be subject to wide fluctuations in response to factors such as the following, many of which are beyond our control:

•	market cyclicality and fluctuations in the price of feed grains and chicken products, as described above;

•	quarterly variations in our operating results, or results that vary from the expectations of securities analysts and investors;

•	changes in investor perceptions of the poultry industry in general, including our competitors and

•	general economic and competitive conditions.

In addition, purchases or sales of large quantities of our stock could have an unusual effect on our market price.

Anti-takeover provisions in our charter and by-laws may make it difficult for anyone to acquire us without approval of our board of directors.

Our articles of incorporation and by-laws contain provisions designed to discourage attempts to acquire control of our company without the approval of our board of directors. These provisions include a classified board of directors, advance notification requirements for stockholders to nominate persons for election to the board and to make stockholder proposals, special stockholder voting requirements and a “poison pill” that discourages acquisitions of shares that could increase ownership beyond 20% of our total shares. These measures may discourage offers to acquire us and may permit our board of directors to choose not to entertain offers to purchase us, even offers that are at a substantial premium to the market price of our stock. Our stockholders may therefore be deprived of opportunities to profit from a sale of control of our company.

THE COMPANY

We produce, process, market and distribute fresh and frozen chicken. We also prepare, process, market and distribute processed and prepared food items.

We sell chill pack, ice pack and frozen chicken, both whole and cut-up, primarily under the Sanderson Farms® brand name to retailers, distributors and casual dining operators principally in the southeastern, southwestern and western United States. During our fiscal year ended October 31, 2007, we processed approximately 343.6 million chickens, or approximately 2.0 billion dressed pounds. In addition, we purchased and further processed 8.0 million pounds of poultry products during fiscal 2007. According to 2007 industry statistics, we were the 4th largest processor of dressed chicken in the United States based on estimated average weekly processing.

Our chicken operations include our feed mills, hatcheries and processing plants in Laurel, Collins, Hazlehurst and McComb, Mississippi, Hammond, Louisiana, Bryan and Waco, Texas, and Moultrie, Georgia. We deliver chicks from our hatcheries to farmers, called growers, who have entered into contracts with us to raise the chicks for us. When the chicks reach the age we desire, we deliver them to our nearest processing plant. Our plants then process, sell and distribute our dressed chicken products.

We conduct our processed and prepared foods business through our Foods Division in Jackson, Mississippi. The Foods Division processes, markets and distributes over 75 processed and prepared food items, which we sell nationally and regionally, principally to distributors, national food service accounts, and retailers.

We conduct virtually all of our business through our subsidiaries. When we use “Sanderson Farms”, “we”, “us” and “our” in this prospectus, we mean Sanderson Farms, Inc. and its subsidiaries unless we have made it clear that we mean only a specified part of our operations.

Our principal executive offices are located at 127 Flynt Road, Laurel, Mississippi 39443 and our telephone number at that address is (601) 649-4030. We maintain a website at www.sandersonfarms.com. Information contained in or accessed through our website does not constitute a part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for acquisitions and other strategic opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

						Nine
						Months
						Ended
	Years Ended October 31,					July 31,
	2003	2004	2005	2006	2007	2008

Ratio of earnings to fixed charges	28.74	58.81	51.80	(4.56)	14.54	1.55

The ratios of earnings to fixed charges were calculated by dividing earnings by fixed charges. Earnings were calculated by adding income before income taxes, interest expense (including any discount or premium relating to indebtedness), the interest component of rental expense, the amortization of capitalized interest and the amortization of debt expenses. Fixed charges were calculated by adding interest expense (any discount or premium relating to indebtedness), capitalized interest and the interest component of rental expense and amortization of debt expense.

DESCRIPTION OF CAPITAL STOCK

This prospectus contains a summary of the securities that we may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered. The description in this section and in any prospectus supplement is qualified by reference to our articles of incorporation (including our certificate of designations) and by-laws. Copies of our articles of incorporation (including our certificate of designations) and by-laws are available from us upon request. These documents have also been filed with the SEC. Please read the section of this prospectus entitled “Where You Can Find More Information.”

Some of the matters discussed below may have anti-takeover effects, such as:

•	the Mississippi Shareholder Protection Act,

•	the authority of our board of directors to issue preferred stock,

•	the preferred share purchase rights, and

•	the provisions of our articles of incorporation and by-laws relating to:

•	supermajority voting requirements,

•	advance notification of nominations for director and stockholder proposals,

•	the classification of our board, and

•	special meetings of stockholders.

These provisions may discourage or prevent other persons from offering to acquire us, even on terms that might be favorable to our stockholders.

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, of which 500,000 shares are designated as Series A Junior Participating Preferred Stock, par value $100 per share.

Common Stock

The holders of outstanding shares of our common stock are entitled to one vote per share with respect to all matters that are required by law to be submitted to stockholders. There are no cumulative voting rights. Each holder of common stock is entitled to share in dividends declared by our board of directors in proportion to the number of shares the stockholder owns, subject to any preferred dividend rights of future holders of our preferred stock. Dividends on the common stock are non-cumulative.

If our company is voluntarily or involuntarily liquidated or dissolved, the holders of all shares of our common stock will share equally in assets available for distribution to holders of common stock, but only after all of our prior obligations are paid, including liquidation preferences granted to any future holders of preferred stock. Shares of our common stock are fully paid and non-assessable once they are issued and paid for.

The holders of our common stock have no preemptive, redemption or conversion rights, nor do they have any preferential right to purchase or subscribe for any unauthorized but unissued capital stock or any securities convertible into our common stock.

Preferred Stock

Our articles of incorporation authorize our board of directors, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock and to fix the preferences, limitations and relative rights of the preferred stock. The board may determine whether the shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption, the amount payable to preferred stockholders in the event of voluntary or involuntary liquidation of our company, sinking fund provisions for the redemption or purchase of shares, and any terms and conditions on which shares may be converted. We currently have no preferred stock outstanding.

The issuance of shares of preferred stock by our board of directors as described above may adversely affect the rights of the holders of our common stock. For example, preferred stock may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. The issuance of shares of preferred stock may discourage third party bids for our common stock or may otherwise adversely affect the market price of the common stock.

Our board of directors is permitted to issue series of preferred stock with features that would deter a hostile takeover of our company. This could adversely affect the holders of our common stock. Our articles of incorporation attempt to preserve this potential deterrent effect by providing that any amendment reducing the number of authorized shares of common stock or preferred stock, or modifying the terms or conditions fixed by the board of directors with respect to any series of preferred stock, would require the favorable vote of at least 75% of the total common stock outstanding. However, this special voting requirement would not apply when:

•	at least two-thirds of the board recommends the amendment, and

•	no person or entity, other than certain members of the Sanderson family, together with persons related to that person or entity, beneficially owns more than:

•	20% of the outstanding shares of common stock, or

•	20% or more of the total voting power entitled to vote on the amendment.

Certain Charter, By-Law and Statutory Provisions

Classified Board of Directors.  Our articles of incorporation divide the members of our board of directors into three classes, which are designated Class A, Class B and Class C. The members of each class serve for a three-year term. The terms are staggered, so that each year the term of only one of the classes expires. Staggering directors’ terms makes it more difficult for a potential acquirer to seize control of a target company through a proxy contest, even if the acquirer controls a majority of our stock, because only one-third of the directors stand for election in any one year.

Limitation of Liability and Indemnification of Directors and Officers.  Our articles of incorporation provide that our directors and officers will not be liable to us or our stockholders for money damages for any action, or any failure to take any action, except for:

•	the amount of a financial benefit received by a director to which he is not entitled,

•	an intentional infliction of harm on us or our stockholders,

•	liability for unlawful distributions of our assets or unlawful redemptions or repurchases of our stock, or

•	an intentional violation of criminal law.

The by-laws provide that we must indemnify our directors and officers for actions against them as our directors and officers to the fullest extent permitted by law, except for actions we bring against them directly.

Special Meetings of Stockholders.  Our chairman, any vice chairman, the president or the board of directors must call a special meeting whenever one is requested or demanded by a stockholder holding 10% or more of all the shares entitled to vote on any issue that the stockholder proposes for consideration at the special meeting. The articles of incorporation authorize the board to increase this percentage in its discretion.

Stockholder Voting Requirements.  Our by-laws provide that in general, action on a matter (other than the election of directors) by the stockholders is approved if more votes are cast in favor of the action than votes cast against the action at a meeting at which a quorum is present. Our stockholders may act by a written consent instead of a meeting of stockholders, but only if the written consent is signed by all of our stockholders having voting power on the proposed action. The effect of this is to eliminate stockholder action by written consent, because it would be impractical to obtain the consent of every stockholder. Directors are elected at the annual meeting of stockholders at which their terms expire or at any special meeting of stockholders called for the purpose of electing directors if they receive the affirmative vote of a majority of the shares represented at the meeting, if a quorum is present.

Our articles of incorporation require the affirmative vote of two-thirds of the outstanding shares of our common stock in order to:

•	amend certain provisions of the articles of incorporation (unless, in some circumstances, the amendment has been recommended by two-thirds of the board);

•	approve a merger, share exchange, consolidation, sale of all or substantially all of our assets or a similar transaction; and

•	remove a director.

Advance Notice Requirements for Director Nominations and Stockholder Proposals.  Our by-laws provide that our stockholders may nominate candidates for election as directors and may propose matters to be voted on at annual or special meetings of stockholders. The stockholder making a nomination or proposal must deliver a timely notice to us and comply with specified notice procedures contained in our by-laws. A notice for an annual or special meeting will be timely if the stockholder delivers it to us no later than 15 days after the day on which the notice of the meeting is given.

Amendment of Bylaws.  Our board of directors may amend or repeal the by-laws or adopt new by-laws by a majority vote. If any person, other than members of the Sanderson family, owns 20% or more of the outstanding stock or 20% or more of the total voting power entitled to vote on the matter, then changes to the by-laws concerning the following matters require the vote of 2/3 of the directors then in office:

•	classes of directors,

•	the filling of director vacancies,

•	super majority voting requirements,

•	cumulative voting and

•	classes of stock including preferences, limitations and relative rights.

Stockholders may amend or repeal by-laws or adopt new by-laws by a majority vote.

Mississippi Shareholder Protection Act.  We amended our articles to incorporate substantially all of the provisions of the Mississippi Shareholder Protection Act as it existed on April 21, 1989. Under the articles, we may not enter into any business combination with a 20% stockholder other than certain members of the Sanderson family unless:

•	holders of two-thirds of the shares not owned by the 20% stockholder approve the combination;

•	two-thirds of the directors who would continue in office after the transaction approve the combination; or

•	the aggregate amount of the offer meets certain fair price criteria.

The articles provide that only in very limited circumstances will amendments to these provisions apply to business combinations with stockholders who were 20% stockholders at the time the amendments were adopted or approved.

Preferred Share Purchase Rights

We adopted a shareholder rights agreement in 1999. The purpose of the rights is to force a potential acquirer to negotiate with our board of directors to ensure that our stockholders receive a fair price in any acquisition transaction. Under the terms of the agreement, a purchase right was declared as a dividend for each share of our common stock outstanding on May 4, 1999. The rights do not become exercisable and certificates for the rights will not be issued until ten business days after a person or group acquires or announces a tender offer for the beneficial ownership of 20% or more of our common stock. Special rules set forth in the agreement apply to determine beneficial ownership for members of the Sanderson family. Under these rules, such a member will not be considered to beneficially own certain shares of common stock, the economic benefit of which is received by any member of the Sanderson family, and certain shares of common stock acquired pursuant to our employee benefit plans.

The exercise price of a right is $75. Once exercisable, each right would entitle the holder to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $100 per share. Because of the liquidation, voting and dividend preferences associated with the preferred stock, the value of one one-hundredth of a share of the preferred stock should approximate the value of one share of our common stock. In addition, after a person or group acquires 20% of the common stock, but before such person or group acquires 50%, the board of directors may exchange the rights for shares of our common stock at a ratio of one common share to each on one-hundredth of a preferred share.

In some circumstances, the agreement also permits our stockholders to acquire additional shares of our common stock, or shares of an acquiror’s common stock, at a discount. The rights may be redeemed by the board of directors at $0.001 per right prior to an acquisition, through open market purchases, a tender offer or otherwise, of the beneficial ownership of 20% or more of the Company’s common stock. The rights expire on May 4, 2009.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus to or through underwriters, through agents, through dealers, in private transactions, or directly by us. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of the securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Our common stock is listed on the Nasdaq Stock Market. There is currently no market for the preferred stock. If the shares of preferred stock are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for the preferred stock. We have no current plans for listing the preferred stock on any securities exchange; any such listing will be described in the applicable prospectus supplement.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

At the time that we make any particular offering of securities, to the extent required by the Securities Act, we will distribute a prospectus supplement setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Stock Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

We may also sell securities directly. In this case, no underwriters or agents would be involved.

If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market.

Pursuant to a requirement by the Financial Industry Regulatory Authority (the “FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following location of the Securities and Exchange Commission:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and

Exchange Commission also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus and any related prospectus supplement. As permitted under SEC rules, this prospectus and any prospectus supplement does not contain all of the information set forth in the registration statement. For further information regarding us and the securities we may offer, you should read the registration statement and the documents, exhibits and schedules we filed with or incorporated by reference into the registration statement. The registration statement, including the documents, exhibits and schedules filed with it or incorporated by reference into it, may be inspected at the SEC’s public reference room and copies of all or any part may be obtained from that office upon payment of the prescribed fees. You can also obtain copies of the registration statement and the exhibits and schedules from commercial document retrieval services and from the SEC’s web site at http://www.sec.gov.

The Securities and Exchange Commission allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including documents filed after the date of the registration statement and before its effectiveness and documents filed after the date of the prospectus until our offering is complete (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act or the Exchange Act):

Filings	Period or Date Filed

• Our Annual Report on Form 10-K	Year ended October 31, 2007
• Our Quarterly Reports on Form 10-Q	Quarters ended January 31, 2008, April 30, 2008, and July 31, 2008
• Our Current Reports on Form 8-K	Filed December 7, 2007, January 29, 2008, February 29, 2008, March 4, 2008, April 29, 2008, May 2, 2008, May 27, 2008, July 1, 2008, August 27, 2008, and October 1, 2008
• Our Definitive Proxy Statement on Schedule 14A	Filed January 24, 2008
•   The description of our common stock, par value $1.00 per share, included in amendment number 2 to our registration statement on Form 8-A, including any further amendment to that form that we may file in the future for the purpose of updating the description of our common stock.
Filed October 9, 2008

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing of the document. The information contained in this prospectus, or in any document we file in the future that is automatically incorporated by reference into this prospectus, could modify or update the information contained in documents that we have specifically incorporated by reference into this prospectus. If that happens, only the modified or updated information will be considered a part of this prospectus.

Documents incorporated by reference are available from the Securities and Exchange Commission as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

Chief Financial Officer
Sanderson Farms, Inc.
225 North Thirteenth Avenue
Laurel, Mississippi 39440
Telephone: (601) 649-4030

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and our financial statements and other documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to the following:

(1) Changes in the market price for our finished products and feed grains, both of which may fluctuate substantially and exhibit cyclical characteristics typically associated with commodity markets.

(2) Changes in economic and business conditions, monetary and fiscal policies or the amount of growth, stagnation or recession in the global or U.S. economies, either of which may affect the value of inventories, the collectability of accounts receivable or the financial integrity of customers, and the ability of the end user or consumer to afford protein.

(3) Changes in the political or economic climate, trade policies, laws and regulations or the domestic poultry industry of countries to which we or other companies in the poultry industry ship product, and other changes that might limit our or the industry’s access to foreign markets.

(4) Changes in laws, regulations, and other activities in government agencies and similar organizations applicable to us and the poultry industry and changes in laws, regulations and other activities in government agencies and similar organizations related to food safety.

(5) Various inventory risks due to changes in market conditions.

(6) Changes in and effects of competition, which is significant in all markets in which we compete, and the effectiveness of marketing and advertising programs. We compete with regional and national firms, some of which have greater financial and marketing resources than we do.

(7) Changes in accounting policies and practices we have adopted voluntarily or which we were required to adopt by accounting principles generally accepted in the United States.

(8) Disease outbreaks affecting the production performance and/or marketability of our poultry products.

(9) Changes in the availability and cost of labor and growers.

We caution you not to place undue reliance on forward-looking statements we make or that are made on our behalf. Each such statement speaks only as of the day it was made. We undertake no obligation to update or to revise any forward-looking statements. We cannot control the factors described above. The words “believes”, “estimates”, “plans”, “expects”, “should”, “outlook”, and “anticipates” and similar expressions as they relate to us or our management are intended to identify forward-looking statements.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by our corporate counsel, Wise Carter Child & Caraway, Professional Association, Jackson, Mississippi.

EXPERTS

The consolidated financial statements of Sanderson Farms, Inc. appearing in Sanderson Farms, Inc.’s Annual Report (Form 10-K) for the year ended October 31, 2007 (including schedules appearing therein), and the effectiveness of Sanderson Farms, Inc.’s internal control over financial reporting as of October 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of Sanderson Farms, Inc. for the quarters ended January 31, 2008, April 30, 2008 and July 31, 2008, incorporated by reference in this Prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated February 25, 2008, May 20, 2008 and August 22, 2008 included in Sanderson Farms, Inc.’s Quarterly Reports on Form 10-Q for the quarters ended January 31, 2008, April 30, 2008 and July 31, 2008, respectively, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the Registration Statement prepared.

FINANCIAL STATEMENTS

Our financial statements are incorporated by reference to our most recent Form 10-K report and any Form 10-Q reports that we filed after our most recent Form 10-K report.

Financial statements may also be included in other SEC filings that are incorporated into this prospectus by reference. See the section of this prospectus entitled “Where You Can Find More Information.”

Part II
Information not required in prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be borne by the Registrant in connection with the offerings described in this Registration Statement.

SEC Registration Fee		$39,300
Printing Expenses	$	*
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Miscellaneous	$	*

Total	$

*	Not presently known.

Item 15.	Indemnification of Directors and Officers

Article FOURTEENTH of the Registrant’s Articles of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for money damages for any action, or any failure to take any action, as a director, except for: (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm to the Registrant or the stockholders; (c) a violation of Section 79-4-8.33 of the Mississippi Code of 1972, as amended, more commonly referred to as Section 8.33 of the Mississippi Business Corporation Act, as presently in effect or as amended thereafter, pertaining to liability for unlawful distributions; or (d) an intentional violation of criminal law. If Mississippi law is amended to authorize corporations to take corporate law action further limiting or eliminating the personal liability of directors, then the liability of each director of the Registrant shall be limited or eliminated to the full extent permitted by Mississippi law as so amended from time to time. Neither the amendment nor repeal of Article FOURTEENTH, nor the adoption of any provision of the Articles of Incorporation inconsistent with it eliminates or reduces its effect in respect of any matter occurring, or any cause of action, suit or claim that, but for Article FOURTEENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. Reference is also made to Section 79-4-8.50 through and including Section 79-4-8.58 of the Mississippi Business Corporation Act which, taken together, authorize and set forth the extent to which a Mississippi business corporation shall and may indemnify its directors and officers.

Article VI of the Registrant’s By-Laws provides for mandatory indemnification of the Registrant’s directors and officers, and those of its employees (if any) who are appointed by its President to serve on the Registrant’s Executive Committee, or are appointed by such Committee to be Division Managers, to the fullest extent that directors and officers are permitted to be indemnified by law, except in an action brought directly by the Registrant against such a person. The mandatory indemnification includes advancement of expenses to those persons who meet the requirements described above for such advances. The right to indemnification applies to acts or omissions occurring prior to or after the adoption of the new by-law, continues as to a person who ceases to be a director, officer or employee, and applies to the person’s heirs. Article VI may be amended or repealed at any time by the Board of Directors with or without approval by the stockholders, but no such action will affect the right to indemnification for acts or omissions which occurred prior to such amendment or repeal.

The Registrant maintains insurance the general effect of which is to provide: (a) coverage for the Registrant with respect to amounts which it is required or permitted to pay to officers or directors under the indemnification provisions set forth in the Mississippi Business Corporation Act and Article VI of the Registrant’s By-Laws and (b) coverage of the officers and directors of the Registrant for liabilities (including certain liabilities under the federal securities laws) incurred by such persons in their capacities as officers or directors for which they are not indemnified by the Registrant.

Item 16.	Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit
Number		Description

1	.1*	Form of Underwriting Agreement.
4.1		Articles of Incorporation of the Registrant dated October 19, 1978. (Incorporated by reference to Exhibit 4.1 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)
4.2		Articles of Amendment, dated March 23, 1987, to the Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 4.2 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)
4.3		Articles of Amendment, dated April 21, 1989, to the Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 4.3 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)
4.4		Certificate of Designations of Series A Junior Participating Preferred Stock of the Registrant dated April 21, 1989. (Incorporated by reference to Exhibit 4.4 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)
4.5		Article of Amendment, dated February 20, 1992, to the Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 4.5 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)
4.6		Article of Amendment, dated February 27, 1997, to the Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 4.6 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)
4.7		Bylaws of the Registrant, amended and restated as of December 2, 2004. (Incorporated by reference to Exhibit 3 filed with the Registrant’s Current Report on Form 8-K on December 8, 2004.)
4	.8*	Form of Preferred Stock Certificate.
4	.9*	Form of Certificate of Designations.
5.1		Opinion of Wise Carter Child & Caraway, Professional Association, as to the legality of the securities being registered hereby.
12.1		Computation of Ratio of Earnings to Fixed Charges.
15.1		Letter re: unaudited interim financial information.
23.1		Consent of Wise Carter Child & Caraway, Professional Association (included in Exhibit 5.1).
23.2		Consent of Ernst & Young LLP.
24.1		Power of Attorney (included in the signature pages of this registration statement).

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant relies on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laurel, Mississippi on October 8, 2008.

SANDERSON FARMS, INC.

By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints D. Michael Cockrell, Lampkin Butts and James A. Grimes, and each of them individually and without the others, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joe F. Sanderson, Jr. Joe F. Sanderson, Jr.	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	October 8, 2008

/s/ Lampkin Butts Lampkin Butts	President, Chief Operating Officer and Director	October 8, 2008

/s/ D. Michael Cockrell D. Michael Cockrell	Treasurer, Chief Financial Officer (Principal Financial Officer) and Director	October 8, 2008

/s/ James A. Grimes James A. Grimes	Secretary and Chief Accounting Officer (Principal Accounting Officer)	October 8, 2008

/s/ John H. Baker, III John H. Baker, III	Director	October 8, 2008

/s/ Fred Banks, Jr. Fred Banks, Jr.	Director	October 8, 2008

Signature	Title	Date

/s/ John Bierbusse John Bierbusse	Director	October 8, 2008

/s/ Toni Cooley Toni Cooley	Director	October 8, 2008

/s/ Beverly Wade Hogan Beverly Wade Hogan	Director	October 8, 2008

/s/ Robert C. Khayat Robert C. Khayat	Director	October 8, 2008

/s/ Phil K. Livingston Phil K. Livingston	Director	October 8, 2008

/s/ Dianne Mooney Dianne Mooney	Director	October 8, 2008

/s/ Gail Jones Pittman Gail Jones Pittman	Director	October 8, 2008

/s/ Charles W. Ritter, Jr. Charles W. Ritter, Jr.	Director	October 8, 2008

/s/ Rowan H. Taylor Rowan H. Taylor	Director	October 8, 2008

Exhibit Index

Exhibit
Number		Description

1	.1*	Form of Underwriting Agreement.
4.1		Articles of Incorporation of the Registrant dated October 19, 1978. (Incorporated by reference to Exhibit 4.1 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)
4.2		Articles of Amendment, dated March 23, 1987, to the Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 4.2 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)
4.3		Articles of Amendment, dated April 21, 1989, to the Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 4.3 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)
4.4		Certificate of Designations of Series A Junior Participating Preferred Stock of the Registrant dated April 21, 1989. (Incorporated by reference to Exhibit 4.4 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)
4.5		Article of Amendment, dated February 20, 1992, to the Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 4.5 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)
4.6		Article of Amendment, dated February 27, 1997, to the Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 4.6 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)
4.7		Bylaws of the Registrant, amended and restated as of December 2, 2004. (Incorporated by reference to Exhibit 3 filed with the Registrant’s Current Report on Form 8-K on December 8, 2004.)
4	.8*	Form of Preferred Stock Certificate.
4	.9*	Form of Certificate of Designations.
5.1		Opinion of Wise Carter Child & Caraway, Professional Association, as to the legality of the securities being registered hereby.
12.1		Computation of Ratio of Earnings to Fixed Charges.
15.1		Letter re: unaudited interim financial information.
23.1		Consent of Wise Carter Child & Caraway, Professional Association (included in Exhibit 5.1).
23.2		Consent of Ernst & Young LLP.
24.1		Power of Attorney (included in the signature pages of this registration statement).

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.